SECOND AMENDMENT TO EXERCISE AND CONVERSION AGREEMENT

      THIS SECOND AMENDMENT TO EXERCISE AND CONVERSION AGREEMENT is made and entered into as of June 9, 2006 (the "Second Amendment") by and among Sentinel Technologies, Inc., a Delaware corporation ("STI"); Sentinel Operating, L.P., a Texas limited partnership and an affiliate of STI ("Sentinel"); Tidel Technologies, Inc., a Delaware corporation (the "Company"); and Laurus Master Fund, Ltd., a Cayman Island company (the "Security Holder").

      Reference is made to the Exercise and Conversion Agreement dated as of January 12, 2006, as amended by the Amendment to Exercise and Conversion Agreement dated as of February 28, 2006 (as amended, the "Agreement"), among the parties hereto. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

      The parties hereto agree that the Agreement be and is hereby amended as follows.

      1. Section 1.2(a) is amended by deleting the reference to the date "April 21, 2006" and inserting in lieu thereof the date "August 31, 2006";

      2. Section 4.1(a) is amended by deleting the reference to the date "April 21, 2006" and inserting in lieu thereof the date "August 31, 2006";

      3. Section 4.1(g) is amended by deleting the reference to the date "April 21, 2006" and inserting in lieu thereof the date "August 31, 2006";

      4. Section 5.1 is amended by deleting the two references to "May 31, 2006" therein and inserting in lieu thereof the date "September 30, 2006."

      Except as specifically amended hereby, the Agreement shall remain in full force and effect and hereby is ratified and confirmed as so amended. This Second Amendment shall not constitute a novation, satisfaction and accord, cure, release or satisfaction of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement as amended by this Second Amendment, as though such terms and conditions were set forth herein and therein in full. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Agreement as amended by this Second Amendment.

      This Second Amendment shall be governed by and construed and interpreted in accordance with the choice of law provisions set forth in, and shall be subject to the notice provisions of, the Agreement.

      This Second Amendment may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      This Second Amendment shall be effective as of April 21, 2006.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, STI, Sentinel, the Company and the Security Holder have caused this Second Amendment to be executed as of the date first written above.



                                  SENTINEL TECHNOLOGIES, INC.



                                  /s/ Raymond P. Landry
                                  ---------------------
                                  By: Raymond P. Landry
                                  Title:  Chief Executive Officer


                                  SENTINEL OPERATING, L.P.
                                  By: Sentinel Cash Systems, L.L.C.,
                                      its general partner


                                  /s/ Raymond P. Landry
                                  ---------------------
                                  By:  Raymond P. Landry
                                  Title:  President


                                  TIDEL TECHNOLOGIES, INC.

                                  /s/ Jerrell G. Clay
                                  -------------------
                                  By: Jerrell G. Clay
                                  Title: Director


                                  LAURUS MASTER FUND, LTD.

                                  /s/ Eugene Grin
                                  ---------------
                                  By: Eugene Grin
                                  Title: Director


             [Second Amendment to Exercise and Conversion Agreement]